UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2025

PureCycle Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40234	86-2293091
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 North Orange Avenue, Suite 106 Orlando, Florida	32801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:(877) 648-3565

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PCT	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of common stock, $0.001 par value per share, at an exercise price of $11.50 per share	PCTTW	The Nasdaq Stock Market LLC
Units, each consisting of one share of common stock, $0.001 par value per share, and three quarters of one warrant	PCTTU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modification to Rights of Security Holders.

Subscription Agreements

As previously disclosed, on June 16, 2025, PureCycle Technologies, Inc. (the “Company”) entered into binding subscription agreements (the “Subscription Agreements”) with certain investors (collectively, the “Investors”), including investment entities affiliated with The Henry Crown Company, Daniel Gibson, Sylebra Capital Management and Samlyn Capital, LLC, pursuant to which the Company agreed to sell to the Investors, in a private placement transaction (the “Offering”), an aggregate of 300,000 shares of the Company’s Series B Convertible Perpetual Preferred Stock, par value $0.001 per share (“Convertible Preferred Shares”), at an initial issue price of $1,000 per share (the “Initial Issue Price”). The Offering closed on or about June 20, 2025 (the “Closing Date”). The gross proceeds to the Company from the Offering were approximately $300.0 million before deducting placement agent fees and other estimated offering expenses.

Certificate of Designations

The Convertible Preferred Shares were issued pursuant to a Certificate of Designations (the “Certificate of Designations”), filed on June 18, 2025, with the Secretary of State of the State of Delaware, establishing the preferences, limitations and relative rights of the Convertible Preferred Shares. The Certificate of Designations amended the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and was effective immediately on filing. The Certificate of Designations includes the following terms:

Ranking

The Convertible Preferred Shares rank, with respect to dividend rights and rights upon any liquidation, dissolution or winding up of the Company (a “Liquidation Event”): (a) senior to the Company’s common stock, par value $0.001 per share (“Common Stock”), and other capital stock of the Company the terms of which do not expressly provide that such class or series ranks senior to or on a parity with the Convertible Preferred Shares (other than the Company’s Series A Preferred Stock, par value $0.001 per share (“Series A Preferred Stock”)) as to divided rights and rights upon Liquidation Events; (b) on a parity with any other class or series of capital stock of the Company the terms of which expressly provide that such class or series ranks on a parity with the Convertible Preferred Shares as to dividend rights and rights upon Liquidation Events; (c) junior to the Series A Preferred Stock and any other class or series of capital stock of the Company, the terms of which expressly provide that such class or series ranks senior to the Series B Preferred Stock as to dividend rights and rights upon Liquidation Events; and (d) junior to all existing and future indebtedness of the Company.

Conversion

A holder of the Convertible Preferred Shares may elect to convert such holder’s Convertible Preferred Shares into shares of Common Stock, at any time. In addition, on or after the dividend payment date following the fourth anniversary of the Closing Date, if at any time the closing price of the Common Stock has been at least 175% of the applicable conversion price for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading days ending on the trading day immediately preceding the trading day on which a conversion notice is given (a “Conversion Notice”), the Company may elect to convert all of the Convertible Preferred Shares into a number of shares of Common Stock equal to the Accrued Value (as defined below) divided by the conversion price on the date of the Conversion Notice, unless modified pursuant to a Make-Whole Change (as defined below). The Convertible Preferred Shares are convertible into Common Stock at an initial conversion price equal to $14.02, which represents a 30% premium to the 10-day volume weighted average price of the Common Stock on the trading day immediately prior to the execution of the Subscription Agreements.

Voting Rights

Except as may be expressly required by the Delaware General Corporation Law, holders of the Convertible Preferred Shares are not entitled to any voting rights.

Dividends

Holders of the Convertible Preferred Shares are entitled to receive cumulative dividends at a rate equal to seven (7)% per annum, payable in kind or in cash at the Company’s option, which dividends, if paid in kind, will be capitalized to the Accrued Value.

Liquidation Preference

In the event of any Liquidation Event, each holder of the Convertible Preferred Shares will be entitled to receive a per share amount equal to the greater of (i) the per share purchase price of the Convertible Preferred Shares (as adjusted for any in kind dividends paid thereon) plus all accrued and unpaid dividends thereon (the “Accrued Value”) and (ii) the amount that such Convertible Preferred Shares would have been entitled to receive if they had converted into Common Stock immediately prior to such Liquidation Event.

Protective Provisions

The Company may not take any of the following actions unless otherwise approved by the holders of a majority of the then-outstanding Convertible Preferred Shares: (a) amend or waive any provision in the Certificate of Incorporation in any way that materially, adversely and disproportionately affects the rights, preferences, and privileges or power of the Convertible Preferred Shares; (b) increase the authorized number of shares of Series A Preferred Stock unless such increase is required pursuant to the existing terms of the Certificate of Designations of Series A Preferred Stock, as modified by the waivers entered into by all of the holders of the Series A Preferred Stock on September 17, 2024; (c) other than in connection with the Series A Preferred Stock, issue any equity securities of the Company containing rights, preferences or privileges with respect to distributions or liquidation superior to or on parity with the Convertible Preferred Shares; or (d) repurchase or redeem any issued and outstanding Common Stock other than any such repurchases or redemptions (i) undertaken in connection with any equity incentive agreements approved by the Company’s board of directors, (ii) undertaken to satisfy obligations of the Company existing on the date of the Certificate of Designations or (iii) that do not result in payments by the Company in an aggregate amount, together with all prior payments made pursuant to this clause (iii), in excess of $50.0 million.

Holder Redemption Rights

Except in the case of a change in control, the Convertible Preferred Shares may not be redeemed or repurchased upon the election of the holders of the Convertible Preferred Shares.

Change in Control

Upon certain change in control events involving the Company, (i) the holders of the Convertible Preferred Shares will have the right to require the Company to redeem any or all of their Convertible Preferred Shares and (ii) the Company will have the option to redeem all (but not less than all) of the then-outstanding Convertible Preferred Shares, in each case, for a cash amount equal to the Accrued Value, on a per share basis. In connection with the Company delivering a Conversion Notice or in connection with a change in control, the Company will, in certain circumstances, be required to increase the conversion rate for shares of Convertible Preferred Shares converting in connection therewith (a “Make-Whole Change”). Such Make-Whole Change will be calculated using a make-whole table calculated over a 10-year period.

Registration Rights

As part of the Subscription Agreements, the Company is required to, among other things, prepare and file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), covering the resale of the shares of Common Stock issuable upon conversion of the Convertible Preferred Shares. The Company is required to use commercially reasonable efforts to have such Registration Statement filed within 30 days of the Closing Date and have such Registration Statement declared effective by the Commission no later than 60 calendar days after the Closing Date (or 90 calendar days in the event of a “full review” by the Commission).

The foregoing summary of the Certificate of Designations is subject to, and qualified in its entirety by, the text of the Certificate of Designations, which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 3.03 is incorporated by reference into this Item 5.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Set forth below is a list of exhibits included as part of this Current Report.

Exhibit Number	Description of Exhibit
3.1	Certificate of Designations of Series B Convertible Perpetual Preferred Stock of PureCycle Technologies, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PURECYCLE TECHNOLOGIES, INC.

June 23, 2025	By:	/s/ Jaime Vasquez
Name: Jaime Vasquez
Title: Chief Financial Officer